Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of May 7, 2026 (the “Effective Date”), by and between Vivakor, Inc., a Nevada corporation (the “Company”), and the individual or entity named on signature pages attached hereto (each such individual or entity, individually, an “Investor” and all of such individuals or entities, collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, one or more convertible promissory notes in the aggregate principal amount equal to $15,000,000 (the “Principal Amount”) payable in two tranches, in the form attached hereto as Exhibit A (the “Note”) as more fully described in this Agreement (the “Transaction”); and

WHEREAS, the Note will be sold for an aggregate purchase price of up to $12,000,000 (the “Purchase Price”), which Purchase Price reflects an original issue discount of twenty percent (20%), or up to $3,000,000, resulting in an aggregate principal amount of up to $15,000,000.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale.

1.1. Closings. Subject to the satisfaction or waiver of the conditions set forth in Section 1.3, the Company agrees to sell, and the Investor agrees to purchase, the Note in the aggregate principal amount of up to $15,000,000, in up to two tranches. The first tranche of the Purchase Price shall be paid to the Company on the date hereof and be equal to $7,500,000 (reflecting a purchase price of $6,000,000 and an original issue discount of 20%) (the “Initial Closing”). The second tranche of the Purchase Price shall be equal to $7,500,000 (reflecting a purchase price of $6,000,000 and an original issue discount of 20%) and shall be paid to the Company no later than the date on which all shares of Common Stock issuable upon conversion of the Note (the “Conversion Shares”) are unrestricted and freely tradeable, meaning (a) the Registration Statement covering the resale of all Conversion Shares has been declared effective by the SEC and remains effective, (b) there exists no contractual, regulatory, legal or other impediment of any kind to issuance of all of the Conversion Shares upon conversion of the Note, including without limitation any impediment arising from insufficient authorized shares, any transfer agent restriction, any Exchange Act or Principal Market limitation, or any other restriction that would prevent or delay the issuance of any of the Conversion Shares upon conversion (provided, however, that for purposes of this clause (b), a beneficial ownership limitation shall not be deemed an impediment to the issuance of all Conversion Shares so long as the Investor’s aggregate beneficial ownership of Common Stock is below 4.99% of the total issued and outstanding shares of Common Stock as of the date of the Second Closing, calculated without giving effect to the conversion of the Note, which condition may be waived by the Investor in the Investor’s sole discretion), and (c) the Conversion Shares are eligible for immediate resale by the Investor without restriction under the Securities Act, including without limitation any volume, manner-of-sale, or holding period limitations (such date, the “Second Closing” and, together with the Initial Closing, each a “Closing” and collectively, the “Closings”). The Company shall use its best efforts to prepare and file the Registration Statement as promptly as practicable following the Initial Closing Date, and in any event within fifteen (15) calendar days thereof, and to cause such Registration Statement to be declared effective as promptly as practicable thereafter. At each Closing, the applicable Purchase Price shall be paid in cash or immediately available funds to the Escrow Agent pursuant to the Escrow Agreement and the applicable flow of funds, and shall be released to the Company in accordance with the Escrow Agreement. The Company and the Investor shall also deliver the other items set forth in Section 1.2 deliverable at each Closing. Upon satisfaction of the covenants and conditions set forth in Sections 1.2 and 1.3, the Initial Closing shall take place by conference call and by email exchange of signature pages (the “Initial Closing Date”). The date on which a Closing occurs is referred to herein as a “Closing Date.” The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully earned at each Closing, and (ii) shall not reduce the principal amount of the Note.

1.2. Deliveries.

1.2.1. Company Deliverables. On or prior to each Closing, the Company shall deliver or cause to be delivered to the Investor the following as applicable:

(i) this Agreement duly executed by the Company;

(ii) the Note duly executed or updated by the Company;

(iii) all documents, instruments and other writings required to be delivered by the Company to the Investor on or before the Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated hereby; and

(iv) the Escrow Agreement, duly executed by the Company and the Placement Agent, with the Escrow Agent acknowledging its acceptance of such agreement.

1.2.2. Investor Deliverables. On or prior to each Closing, the Investor shall deliver or cause to be delivered to the Company the following as applicable:

(i) this Agreement duly executed by the Investor;

(ii) the Purchase Price for the applicable tranche;

(iii) all documents, instruments and other writings required to be delivered by the Investor to the Company on or before the Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated hereby; and

(iv) the Escrow Agreement, duly executed by the Investor (if required under the terms thereof).

1.3. Closing Conditions.

1.3.1. Company’s Conditions to Closing. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived in writing by the Company:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Investor under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Investor of the items set forth in Section 1.2.2 of this Agreement; and

(iv) the Company shall have received the executed signature page to this Agreement from the Investor and the Company shall have received the Purchase Price.

1.3.2. Investor’s Conditions to each Closing. The obligations of the Investor hereunder in connection with the Closing are subject to the following conditions being met or waived in writing by the Investor:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 1.2.1 of this Agreement; and

(iv) the Investor shall have received the executed signature page to this Agreement and the executed Note from the Company.

1.3.3 Investor’s Conditions to Second Closing. The obligations of the Investor hereunder in connection with the Second Closing are subject to the following conditions being met or waived in writing by the Investor:

(i) the conditions set forth in Section 1.3.2 shall have been satisfied;

(ii) there shall have been no material breach by the Company of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a material breach under the Transaction Documents; and

(iii) the delivery by the Company of the items set forth in Section 1.2.1 of this Agreement with respect to the Second Closing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2 Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not, subject to the Required Approvals: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company.

2.3 Valid Issuance of the Note. The Note when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of Note, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, as applicable, subject to the Required Approvals (as hereinafter defined).

2.4 Reservation of Common Stock. So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than three hundred percent (300%) of the maximum number of shares of Common Stock issuable upon conversion of the Note then outstanding assuming that the number of shares is being determined based on the Conversion Price equal to the Floor Price then in effect, as such terms are defined in the Note (the “Required Reserve Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

2.5 Compliance With Laws. The Company has complied in all material respects with all laws, rules, and regulations applicable to it and its business, and the Company has not received notice of any such violation.

2.6 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any person or entity, not already obtained is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein, other than: (i) the filings required pursuant to this Agreement; (ii) the Shareholder Approval (as defined in the Note); and (iii) any notice and/or application(s) to the Principal Market; (collectively, the “Required Approvals”).

3. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

3.1. Organization. The Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Investor is not in violation nor default of any of the provisions of its articles of organization, operating agreement or other organizational or charter documents. The Investor is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2. Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor.

3.3. Accredited Investor Status; Investment Experience; Investment Purpose. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Note, and the underlying Conversion Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Note and the underlying Conversion Shares. The Investor is acquiring the Note and the Conversion Shares for its own account, for investment purposes only. The Investor is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Note or the Conversion Shares, and the Investor has relied on the advice of, or has consulted with, only its own advisors. No oral or written representations have been made, or oral or written information furnished, to the Investor or its advisors, if any, in connection with the Transaction that are in any way inconsistent with the information contained herein.

3.4. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note or the fairness or suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the offering of the Note.

3.5. Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, executed any purchases or sales of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Note covered by this Agreement. Other than to other Persons party to this Agreement, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

3.6. Own Account. The Investor understands that the Note and the Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Note and Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such Note or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Note or Conversion Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Note in violation of the Securities Act or any applicable state securities law. The Investor is acquiring the Note hereunder in the ordinary course of its business.

3.7. Legend. The Investor understands and agrees that the Note and Conversion Shares shall bear substantially the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

4. Additional Covenants

4.1. Fees and Expenses. Each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.2. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of the Company’s certificate of incorporation or other charter documents, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all of the provisions of this Agreement and take all action as may be required to protect the rights of the Investor under this Agreement. Without limiting the generality of the foregoing or any other provision of this Agreement, the Company (a) shall not increase the par value of any Common Stock issuable pursuant to the terms of this Agreement above the Conversion Price (as defined in the Note) then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Stock upon issuance of such Common Stock to the Investor pursuant to the terms of this Agreement. Notwithstanding anything herein to the contrary, if at any time the Investor is not permitted to receive all the Common Stock the Investor is entitled to receive pursuant to the terms of this Agreement for any reason, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit the issuance of such Common Stock.

4.3. Reserved.

4.4. Primary Market Compliance. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the parties shall use commercially reasonable efforts to comply with the rules and regulations of the Principal Market (the “Principal Market Rules”), including the listing requirements, and as long as the Common Stock remains listed on the Principal Market the parties shall not enforce any provision of any Transaction Document which does not comply with the Principal Market Rules.

4.5. Reserved.

4.6. Compliance with Laws: Volume Limitations. The Investor shall comply in all material respects with all applicable laws, rules, regulations and orders in connection with this Agreement and the transactions contemplated hereby and thereby. On any Trading Day, the Investor shall restrict the volume of sales of Conversion Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the Investor, its Affiliates and any entity managed by the Investor (together, the “Holder Entities”) to 20% of the volume of Common Stock traded on the Principal Market during the same Trading Day. For the avoidance of doubt, the foregoing restriction shall apply solely to sales of Conversion Shares issued pursuant to this Agreement and shall not apply to any other Common Stock beneficially owned by the Investor or any Holder Entity as of the date of this Agreement. For purposes of this Section 4.6, “beneficially owned” shall have the meaning provided in Rule 13d-3 under the Exchange Act.

4.7. Subsequent Equity Sales. So long as the Note remains outstanding, neither the Company nor any subsidiary of the Company shall (i) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company, or any debt or debt instruments of the Company, (ii) engage any investment bank or any funding source for the purpose of effecting a capital raise, or (iii) enter into any binding agreement to effect any of the actions described in subsections (i) and (ii) hereof, in each case without prior written approval by the Investor; provided, however, that the limitations in this Section 4.7 shall not apply to an Exempt Issuance.

4.8. Variable Rate Transaction Prohibition. So long as the Note remains outstanding, the Company shall not enter into, offer, sell, issue, or otherwise consummate any Variable Rate Transaction without the prior written consent of the Investor. For purposes hereof, “Variable Rate Transaction” means any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (a) at a conversion price, exercise price, or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price, including without limitation any “at-the-market” facility or similar arrangement. Notwithstanding any other provision of this Agreement, no exception or Exempt Issuance carve-out shall apply to this Section 4.8, and this prohibition shall be absolute and unconditional for the full period during which the Note remains outstanding.

4.9. Exempt Issuance. Except as set forth in Section 4.8 hereof, nothing contained in this Agreement or in the Note shall limit or restrict the Company’s ability to issue securities or act in connection with an Exempt Issuance. For purposes herein, “Exempt Issuance” means the issuance of any of the following, each of which shall be set forth on Schedule 4.9 to be delivered to the Investor prior to each Closing: (a) Common Stock, RSUs, or options (or Common Stock underlying options or RSUs) to employees, officers, directors, advisors or independent contractors of the Company for compensatory purposes; provided, that such issuance is approved by a majority of the Board of Directors of the Company, (b) securities upon the exercise, conversion or vesting of any securities of the Company that are outstanding on or as of the date hereof and are set forth on Schedule 4.9 that are convertible or exercisable into other securities of the Company, (c) securities obligated to be issued pursuant to agreements in effect on the date hereof which are set forth on Schedule 4.9, (d) securities issued consistent with the terms under that certain Term Sheet entered into by and between Olenox Industries, Inc. and the Company dated January 27, 2026 in the event the proposed transaction under the Term Sheet closes (the “Olenox Shares”); provided that such securities are issued on terms that are not materially different from the terms set forth in such Term Sheet except as may be set forth in this Agreement; and provided further that (i) the Olenox Shares shall be issued as “restricted securities” (as defined in Rule 144), (ii) the Olenox Shares shall carry no registration rights that require or permit the filing of any registration statement covering the resale of the Olenox Shares at any time during which the Note remains outstanding, and (iii) the Company shall not file, cause to be filed, or maintain effective any registration statement that registers or covers the resale of the Olenox Shares, in each case at any time during which the Note remains outstanding, (e) securities issued pursuant to acquisitions, business combinations, capital raises or any other transaction approved by a majority of the disinterested members of the Board of Directors of the Company; provided, however, that the securities issued in such transactions are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the time the Note remains outstanding, (f) any non-convertible indebtedness, (g) warrants in connection with a capital raise by a subsidiary of the Company, so long as the warrants are not exercisable until after the maturity date of the Note, and (h) securities pursuant to a registration statement or a post-effective amendment to a previously filed registration statement pursuant to Company obligations in effect as of the date hereof and the filing and effectiveness of such registration statements, all as set forth on Schedule 4.9, which such Schedule 4.9 shall be delivered to the Investor prior to each Closing in accordance with Section 1.3.3(iii) hereof. For the avoidance of doubt, no issued or issuable security, whether or not existing as of the Effective Date of this Agreement, will qualify as an Exempt Security hereunder if it has not been set forth on Schedule 4.9 delivered to the Investor prior to the Initial Closing.

4.10. Registration of Securities. The Company shall prepare and file with the SEC the Registration Statement covering the resale of all Common Stock issuable upon conversion of the Note at the Floor Price within fifteen (15) calendar days after the Initial Closing Date. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after filing thereof and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act.

4.11. Stock Price Maintenance; Mandatory ELOC Draw.

4.11.1. Reverse Split Obligation. The Company shall, at all times during which the Note remains outstanding, take all corporate action necessary to maintain the listing of the Common Stock on the Principal Market, including, without limitation, obtaining advance stockholder approval, to the extent required by applicable law or the Principal Market Rules, for one or more reverse stock splits of the Common Stock at such ratio or ratios as may be required from time to time to satisfy any applicable listing requirements of the Principal Market, including any minimum bid price requirements. Without limiting the generality of the foregoing, if the Company is notified by the Principal Market that the Common Stock is not in compliance with any listing requirement, including any minimum bid price requirement, or if the Company otherwise reasonably determines that a reverse stock split is necessary to maintain such listing, the Company shall promptly take all action necessary to effect such reverse stock split, including, without limitation, calling a special meeting of stockholders, filing and causing to become effective an information statement on Schedule 14C or proxy statement on Schedule 14A reflecting the receipt of stockholder approval of an amendment to the Company’s articles of incorporation to effect such reverse stock split, and filing such amendment with the Nevada Secretary of State. For the avoidance of doubt, the Company’s obligation to effect a reverse split under this Section 4.11.1 is in addition to, and shall not limit, any obligation of the Company under Section 2.4 hereof or any corresponding provision of the Note.

4.11.2. Filing Requirements and Timeline. Without limiting the foregoing, the Company shall prepare and file an information statement on Schedule 14C or a preliminary proxy statement on Schedule 14A with the SEC no later than fifteen (15) calendar days following (a) any notification from the Principal Market of non-compliance with any listing requirement, (b) any determination by the Company that a reverse stock split is necessary to maintain such listing, or (c) any date on which the Required Reserve Amount is not satisfied, whichever occurs first (the “Filing Deadline”). The Company shall use its best efforts to cause the definitive information statement or proxy statement, as applicable, to be filed and mailed to stockholders no later than five (5) calendar days after SEC clearance, and, in the case of a proxy statement, to hold the applicable stockholder meeting no later than forty-five (45) calendar days after SEC clearance. The Company shall use its best efforts to solicit proxies or obtain written consents, as applicable, in favor of each proposal described below and shall not adjourn or postpone any such stockholder meeting or consent process without the prior written consent of the Investor.

4.11.3. Proxy Proposals. Each information statement or proxy statement filed by the Company pursuant to or in connection with this Section 4.11 shall include, without limitation, proposals or authorizations seeking stockholder approval of each of the following, to the extent not previously obtained and remaining in full force and effect: (i) the issuance and sale of the Note and the Conversion Shares, and the right of the Investor and any Holder Entities to sell, transfer, or otherwise dispose of shares of Common Stock (including Conversion Shares) in excess of 19.99% of the total outstanding shares of Common Stock, to the extent required by the Principal Market Rules or applicable law; (ii) an amendment to the Company’s articles of incorporation to authorize such additional shares of Common Stock as may be required to satisfy the Required Reserve Amount and to permit the full conversion of the Note and the issuance of all Conversion Shares at any time; and (iii) a grant of broad authority to the Board of Directors of the Company to effect one or more reverse stock splits of the Common Stock, without further stockholder action, at any ratio or combination of ratios selected by the Board of Directors within the range of one-for-two (1-for-2) up to a maximum ratio of one-for-five-hundred (1-for-500), at any time or from time to time during the period commencing on the date such stockholder approval or written consent is obtained and at all times during which the Note remains outstanding (the “Reverse Split Authority Period”), it being understood that the Board of Directors shall have the authority to effect multiple reverse stock splits during the Reverse Split Authority Period without returning to the stockholders for additional approval.

4.11.4. Mandatory ELOC Draw and Note Repayment. If the closing price of the Common Stock on the Principal Market is below the Floor Price (as defined in the Note) then in effect for five (5) consecutive Trading Days (a “Floor Price Trigger Period”), the Company shall, within five (5) Business Days following the last day of such Floor Price Trigger Period, submit a draw notice under the Standby Equity Purchase Agreement dated as of the date hereof by and between the Company and the Investor (the “ELOC”) in the maximum amount then available and permissible under the terms of the ELOC (the “Mandatory ELOC Draw”). The Company shall apply no less than thirty percent (30%) of the gross proceeds received from each Mandatory ELOC Draw to the repayment of outstanding principal and accrued interest under the Note, such repayment to be made within two (2) Business Days of the Company’s receipt of such proceeds. The Company shall deliver written notice to the Investor of each Mandatory ELOC Draw and the corresponding Note repayment amount concurrently with the submission of each draw notice. For the avoidance of doubt, this Section 4.11.4 shall apply each time a Floor Price Trigger Period is independently satisfied, and multiple Floor Price Trigger Periods may occur during the term of the Note.

4.12. Most Favored Nation. From the date hereof and for so long as any securities issued under this Agreement (or any securities underlying the securities) remain outstanding, the Company shall not enter into any agreement for the sale or issuance of its securities (including securities convertible into or exercisable for Common Stock or Common Stock equivalents) to any individual or entity (an “Other Investor”) that provides such Other Investor with rights, terms, or benefits that are more favorable in any material respect than those granted to the Investor under this Agreement, without offering the Investor such more favorable rights, terms, or benefits. If the Company intends to offer such more favorable rights, terms, or benefits to any Other Investor, it shall promptly provide written notice to the Investor (the “MFN Notice”), which shall include reasonable detail of such more favorable terms and any related agreements. The Investor shall have the right, exercisable by written notice to the Company within ten (10) calendar days after receipt of the MFN Notice, to receive the benefit of such more favorable terms, which shall automatically amend this Agreement and any securities held by the Investor to incorporate such more favorable terms. If the Investor elects to accept such terms, the Company and the Investor agree to execute such documentation as may be reasonably necessary to effectuate the amendment of this Agreement and the securities, including the physical exchange of securities if required. Notwithstanding the foregoing, this clause shall not apply to any issuance described in the definition of “Exempt Issuance” set forth in this Agreement. For the sake of clarity, even if a subsequent transaction is, taken as a whole, less favorable to Other Investors, the Investor hereunder shall have the right to obtain such rights, terms or benefits as are more favorable without losing any rights, terms or benefits the Investor prefers to retain (including from any other subsequent financings).

5. Miscellaneous

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Wyoming, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Wyoming or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Wyoming. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in Manhattan, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person (deemed received upon delivery), by FedEx or similar overnight next business day delivery (deemed received one (1) business day after deposit with the courier), or by email followed by overnight next business day delivery (deemed received upon confirmed transmission of the email), to the address as provided for on the signature page to this agreement.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

5.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7. Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Note.

6. Definitions. For purposes of this Agreement, the following words and terms shall have the following meanings:

6.1. “Escrow Agent” means Continental Stock Transfer & Trust Company, in its capacity as escrow agent under the Escrow Agreement, or any successor escrow agent appointed in accordance with the Escrow Agreement.

6.2. “Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, by and among the Company, the Placement Agent, and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time.

6.3. “Common Stock” means (i) the Company’s common stock, US$0.001 par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

6.4. “Conversion Shares” means shares of Common Stock issuable upon conversion of the Note.

6.5. “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

6.6. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

6.7. “Placement Agent” means RBW Capital Partners LLC, a division of Dawson James Securities, Inc.

6.8. “Principal Market” means the Nasdaq Capital Market.

6.9. “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

6.10. “Transaction Documents” means this Agreement, the Note, the Escrow Agreement, the Standby Equity Purchase Agreement dated as of the date hereof by and between the Company and the Investor, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

[SIGNATURES ON THE FOLLOWING PAGE]

[Signature page to VIVK Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:

VIVAKOR, INC.
A NEVADA CORPORATION

By:
Name:	James Ballengee
Title:	Chief Executive Officer

Address for Notices:

5220 Spring Valley Rd.
Suite 500 Dallas, TX 75254

[Signature page to VIVK Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name:
Title:

Address for Notices:

EIN #:

EXHIBIT A

Convertible Promissory Note

(see attached)

A-1